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                                                                   EXHIBIT 99.5

                            INTER-CREDITOR AGREEMENT

         INTER-CREDITOR AGREEMENT dated as of March 9th, 2001 among CITICORP NORTH AMERICA, INC., a Delaware corporation with an office at 388 Greenwich Street, New York, New York 10013 ("CNAI"), individually and as Agent for the Investor, the Owners and the Bank under the RPA's (as hereinafter defined), CITIBANK, N.A., a national banking association with an office at 388 Greenwich Street, New York, New York 10013 (the "Bank"), THE BANK OF NEW YORK, a New York banking corporation, with an office at 101 Barclay Street, Floor 21W, New York, New York 10286 (the "Trustee"), THE DETROIT EDISON SECURITIZATION FUNDING LLC, a Michigan limited liability company with an office at 2000 2nd Avenue, 937 WCB, Detroit, Michigan 48226-1279 (the "Issuer") and THE DETROIT EDISON COMPANY, a Michigan corporation with an office at 2000 2nd Avenue, Detroit, Michigan 48226-1279 ("Detroit Edison").

         WHEREAS, pursuant to the terms of (i) that certain Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, as amended and restated as of October 1, 1991 and as further amended and restated as of March 9, 2001 among Detroit Edison, CORPORATE ASSET FUNDING COMPANY, INC. (the "Investor"), the Bank and CNAI, individually and as agent for the Investor and the Owners and (ii) that certain Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, as amended and restated as of October 1, 1991, and further amended through and including the amendment dated as of March 9, 2001, among Detroit Edison, the Bank and CNAI, individually and as agent for itself and the Bank (said agreements as the same now exist and as they may hereafter from time to time be amended, restated or modified, being the "RPA's"; CNAI, individually and as Agent under the RPA's, being hereinafter referred to as "Agent"; certain terms which are capitalized and used throughout this Agreement (in addition to those defined herein) having the meanings ascribed thereto on this date in the RPA's), Detroit Edison has sold and may hereafter sell interests in its accounts receivable referred to as Eligible Assets to the Investor or the Bank, as the case may be; and

         WHEREAS, pursuant to the terms of that certain Securitization Property Sale Agreement, dated as of March 9, 2001, between Detroit Edison and the Issuer (said agreement as the same now exists and as it may hereafter from time to time be amended, restated or modified, being the "Sale Agreement"), Detroit Edison has sold to the Issuer certain assets known as Securitization Property (as defined in the Sale Agreement) which includes the SB Charges (as defined in the Servicing Agreement); and

         WHEREAS, pursuant to the terms of that certain Indenture dated as of March 9, 2001 between the Issuer and the Trustee (said indenture as the same now exists and as it may hereafter from time to time be amended, restated or modified and as supplemented from time to time by one or more Series Supplements (the "Series Supplements"; the Series Supplements and the Indenture being the "Indenture"), the Issuer, among other things, has granted to the Trustee a security interest in certain of its assets to secure certain Securitization Bonds issued pursuant to the Indenture ("Securitization Bonds"); and



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         WHEREAS, pursuant to the terms of that certain Securitization Property
Servicing Agreement, dated as of March 9, 2001 between the Issuer and Detroit Edison, as servicer (said agreement, as the same now exists and as it may hereafter from time to time be amended, restated or modified, being the "Servicing Agreement"), Detroit Edison has agreed to provide for the benefit of the Issuer servicing functions with respect to the collection of SB Charges; and

         WHEREAS, pursuant to the terms of the RPA's, Detroit Edison has agreed to provide for the benefit of the Investor or the Bank, as the case may be, servicing functions with respect to Collections related to Eligible Assets; and

         WHEREAS, Collections with respect to Eligible Assets and collections with respect to SB Charges and related bank accounts as to which the same may be deposited are the subject of the RPA's, the Sale Agreement, the Indenture and the Servicing Agreement; and

         WHEREAS, the parties hereto wish to agree upon their respective rights relating to such Collections, collections and bank accounts, as well as other matters of common interest to them which arise under or result from the coexistence of the RPA's, the Sale Agreement, the Indenture and the Servicing Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                  1. The Agent and the Bank hereby acknowledge the ownership interest of the Issuer in the SB Charges including revenues, collections, payments, money and proceeds arising therefrom (the "Issuer Assets") and the security interest in favor of the Trustee in such assets (the "Trustee Collateral") as granted by the Issuer for itself or as agent for Detroit Edison in the Granting Clause of the Indenture. The Trustee and the Issuer hereby acknowledge the ownership interest of the Investor, the Owners, the Bank and the Agent in the Eligible Assets. The Agent and the Bank further acknowledge that, notwithstanding anything in the RPA's to the contrary, none of the Agent, the Bank, the Investor or the Owners has any interest in the Issuer Assets or the Trustee Collateral and each of the Trustee and the Issuer further acknowledge that, notwithstanding anything in the Sale Agreement or the Indenture to the contrary, it has no interest in the Eligible Assets.

                  2. The Agent, the Bank and the Trustee acknowledge that Collections relating to the Eligible Assets shall be initially deposited into either (a) account no. 1000-909620 at Comerica Bank, 500 Woodward Avenue, Detroit, Michigan 48226, ABA #072-000096 or (b) account no. 11028-23 at Bank One, Michigan at 611 Woodward Avenue, Detroit Michigan 48226, ABA #072-000326 (each, a "Deposit Account") and that collections with respect to SB Charges, as servicer under the Servicing Agreement, will also initially be deposited into the Deposit Accounts. The Trustee and the Issuer waive any interest in deposits to the Deposit Accounts to the extent that they relate to Collections on account of Eligible Assets and the Agent and the Bank waive any interest in deposits to the Deposit Accounts to the extent that they relate to collections on account of SB Charges (as defined in the RPA's). Each of the parties hereto


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acknowledges the respective security interests of the others in the Deposit
Accounts to the extent of their respective interests as described in this Agreement.

                  3. The Agent and the Bank hereby acknowledge that, notwithstanding anything in the RPA's to the contrary, all collections of Issuer Assets are property of the Issuer pledged to the Trustee for the benefit of the Trustee and Securitization Bondholders and any Swap Counterparty (each as defined in the Indenture). Each of the Issuer and the Trustee hereby acknowledge that, notwithstanding anything in the Sale Agreement or the Indenture to the contrary, all Collections related to Eligible Assets, are the property of the Bank, the Investor and the Owners, as the case may be, subject to the terms of the RPA's.

                  4. The acknowledgments contained in Paragraphs 1, 2 and 3 of this Agreement are applicable irrespective of the time or order of attachment or perfection of security or ownership interests or the time or order of filing or recording of financing statements or mortgages.

                  5. The parties hereto recognize the existence of rights in favor of the Trustee and the Agent under the Indenture and the RPA's, as the case may be, to (i) replace Detroit Edison as servicer thereunder and (ii) to take control over Collections relating to Eligible Assets and collections relating to Issuer Assets by means, among other things, of notifying customers of Detroit Edison to stop making payments to Detroit Edison on account of Eligible Assets or Issuer Assets, as the case may be, and to direct that such payments be made to a Person or a lock-box or bank account selected by the relevant party (whether by means of court ordered sequestration or otherwise), in each case subject to the terms of this paragraph 5.

         In the event that either the Trustee or the Agent is entitled to and desires (i) to exercise its right to replace Detroit Edison or its successor as servicer, the party desiring to exercise such right will consult with the other with respect to the Person who would replace Detroit Edison or its successor and/or (ii) to exercise its rights referred to in clause (ii) of the prior paragraph, any redirection of funds will be either to (A) a replacement servicer agreed to by both the Trustee and the Agent in accordance with the terms hereof or (B) to an account designated by the Trustee or the Agent, as the case may be, which shall be governed by the following:

         Subject to satisfaction of the Rating Agency Condition (as defined below) and the consent, if required by law or the Financing Order (as defined in the Indenture), of the MPSC, the Trustee and the Agent shall appoint an independent third party (which shall be a financial institution having minimum capital of $50,000,000 or a nationally-recognized, independent accounting firm) to (i) allocate and remit funds from such account on a daily basis to the persons entitled thereto, being the Trustee in the case of all collections relating to the Issuer Assets and the Agent in the case of all Collections relating to the Eligible Assets, and (ii) maintain records as to the amounts deposited into such account, the amounts remitted therefrom and the allocation as provided in clause (i). The Trustee and the Agent agree not to take any action to contest or interfere with the actions of the independent third party provided in the preceding clauses (i) or (ii); provided that, subject to the foregoing, each such party reserves the right to require an



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accounting of collections, allocations and remittances by the independent third party in order to preserve the respective property rights recognized under this Agreement. The parties hereto agree that such account shall meet the requirements of an "Eligible Securities Account," as such term is defined in the Indenture.

         If in accordance with the previous paragraph a replacement servicer cannot be agreed upon within five Business Days, each of the Trustee and the Agent at their own expense will appoint a Person to select a replacement servicer for them and such Persons shall agree upon a replacement servicer. Such replacement servicer shall be an "eligible" servicer which is a Person (i) which is a financial institution having minimum capital of $50,000,000, experienced in collecting utility company receivables and (ii) whose appointment is subject to the Rating Agency Condition.

         Anything in this Agreement to the contrary notwithstanding, any action taken by either the Trustee or the Agent pursuant to this paragraph 5 shall be subject to the Rating Agency Condition and the consent, if required by law or the Financing Order, of the MPSC. For the purposes of this Agreement, the Rating Agency Condition means, with respect to any such action, notification to each rating agency then rating any class or series of the Securitization Bonds of such action, and the receipt of notification from each of Fitch and S&P (each as defined in the Indenture) that such action will not result in a reduction or withdrawal of their rating on such Securitization Bonds. The parties hereto acknowledge and agree that the approval or the consent of the rating agencies which is required in order to satisfy the Rating Agency Condition is not subject to any standard of commercial reasonableness, and the parties are bound to satisfy this condition whether or not the rating agencies are unreasonable or arbitrary.

                  6. The Agent, the Trustee and Detroit Edison agree to cooperate with each other and make available to each other or any replacement servicer any and all records and other data relevant to the Issuer Assets and Eligible Assets hereinabove mentioned which it may from time to time receive from Detroit Edison (or its successor) or, in the case of Detroit Edison, possess, including, without limitation, any and all computer programs, data files, documents, instruments, files and records and any receptacles and cabinets containing the same.

                  7. Nothing herein contained shall be deemed as effecting a joint venture among the Agent, the Bank, Detroit Edison, the Issuer, the Investor, the Owners and the Trustee.

                  8. For the purpose of this Agreement only, the Agent and the Bank hereby consent and agree to the method of (a) adjustment set forth in
Section 4.01 of the Servicing Agreement and (b) calculation and allocation of payments set forth in Section 4.03(a) of the Servicing Agreement and irrevocably waive any right to object to or enjoin such adjustment, calculation, payment or allocation. Such consent and agreement shall not relieve Detroit Edison of any of its obligations to make payments in accordance with the terms of the RPA's.

                  9. This Agreement shall terminate upon the payment in full of either the Securitization Bonds or the obligations under the RPA's, except that the understandings and



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acknowledgments contained in paragraphs 1, 2, 3 and 4 shall survive the termination of this Agreement.

                  10. This Agreement shall be governed by the laws of the State of New York.

                  11. The Agent, the Bank, Detroit Edison, the Issuer and the Trustee agree to execute any and all agreements, instruments, financing statements, releases and any and all other documents reasonably requested by the other in order to effectuate the intent of this Agreement. In each case where a release is to be given pursuant to this Agreement, the term release shall include any documents or instruments necessary to effect a release, as contemplated by this Agreement. All releases, subordinations and other instruments submitted to the executing party are to be prepared at no expense to such party.

                  12. This Agreement is solely for the benefit of the Agent, the Bank, Detroit Edison, the Issuer, the Investor, the Owners and the Trustee for the benefit of the Securitization Bondholders, the Trustee and any Swap Counterparty and no other person or entity shall have any rights, benefits, priority or interest under or because of the existence of this Agreement.

                  13. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                          CITICORP NORTH AMERICA, INC.,
                                          Individually and as Agent



                                          By: /s/ Joseph A. Farina
                                             -----------------------------
                                             Name: Joseph A. Farina
                                             Vice President




                                          CITIBANK, N.A.



                                          By: /s/ Joseph A. Farina
                                             -----------------------------
                                             Name: Joseph A. Farina
                                             Vice President




                                          THE DETROIT EDISON COMPANY



                                          By: /s/ N.A. Khouri
                                             -----------------------------
                                             Name: N.A. Khouri
                                             Title: Vice President and Treasurer



                                          THE BANK OF NEW YORK
                                          as Trustee



                                          By: /s/ Mauro Palladino
                                             -----------------------------
                                             Name: Mauro Palladino
                                             Title: Vice President



                                          THE DETROIT EDISON SECURITIZATION
                                          FUNDING LLC



                                          By: /s/ Kathleen Hier
                                             -----------------------------
                                             Name: Kathleen Hier
                                             Title: Treasurer



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